SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of The

Securities and Exchange Act of 1934

DATE OF REPORT:

April 12, 2012

(Date of Earliest Event Reported)

MASSACHUSETTS

(State or Other Jurisdiction

of Incorporation)

1-9047	04-2870273
(Commission File Number)	(I.R.S. Employer Identification No.)

INDEPENDENT BANK CORP.

Office Address: 2036 Washington Street, Hanover Massachusetts 02339

Mailing Address: 288 Union Street, Rockland, Massachusetts 02370

(Address of Principal Executive Offices)

(Zip Code)

NOT APPLICABLE

(Former Address of Principal Executive Offices)

(Zip Code)

781-878-6100

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Board Approves Executive Incentive Plan:

On April 12, 2012 the Independent Bank Corp. (the “Company”) Board of Directors approved the Independent Bank Corp. And Rockland Trust Company Executive Officer Performance Incentive Plan for use in the 2012 calendar year (the “Executive Incentive Plan”). Participants in the Executive Incentive Plan include any individual named as an executive officer in the Company’s Proxy Statement (“Executive Officers”) and such other officers of the Company and/or Rockland Trust Company (“Rockland Trust”), the Company’s wholly-owned commercial bank subsidiary, as the Board selects to participate in the Executive Incentive Plan.

The following summary does not purport to be complete and is qualified in its entirety by reference to the Executive Incentive Plan, a copy of which is attached hereto as Exhibit 99.1. Portions of Schedules 3A and 3B of the Executive Incentive Plan which refer to potential 2012 earnings per share outcomes have been omitted from Exhibit 99.1 pursuant to a request for confidential treatment sent to the Securities and Exchange Commission (“SEC”) on April 18, 2012. The locations where material has been omitted are indicated by the following notation “{****}”. The entire Executive Incentive Plan, in unredacted form, has been submitted separately to the SEC with the request for confidential treatment.

Executive Incentive Plan Summary:

The Executive Incentive Plan will be administered by the Board of the Company based upon the recommendations of the Compensation Committee. All determinations regarding the achievement of any performance goals, the achievement of individual performance goals and objectives, and the amount of any individual award will be made by the Board. The Executive Incentive Plan expressly reserves the Board’s right, in its sole and absolute discretion, to reduce, including a reduction to zero, any award otherwise payable.

The Executive Incentive Plan creates a cash incentive program based upon the Company’s financial performance, with awards determined as follows:

•	The award for the Chief Executive Officer (“CEO”) will be determined by the product of the CEO’s Target Award multiplied by the combined Bank and Peer Performance Adjustment Factors;

•

Awards for Executive Officers other than the CEO will be determined by the product of the participant’s Target Award multiplied by the Bank and Peer Performance Adjustment Factors and by the participant’s Individual Performance Adjustment Factor.

The award payable to any participant, therefore, may be less than or more than the Target Award, depending upon: the Company’s performance against the criteria used to determine the Bank and Peer Performance Adjustment Factors; in the case of Executive Officers other than the CEO, the Individual Performance Adjustment Factor; and, any exercise of Board discretion in accordance with the Executive Incentive Plan.

The Executive Incentive Plan defines “Target Award” as an Executive Officer’s base salary on November 1, 2012 multiplied by the target percentage established for that Executive Officer and establishes the following target percentages:

Executive Officer	Target Percentage
Christopher Oddleifson CEO and President	Fifty-Five Percent (55%)
Raymond G. Fuerschbach Director of Human Resources	Thirty Percent (30%)
Edward F. Jankowski Chief Technology & Operations Officer	Thirty Percent (30%)
Jane L. Lundquist Executive Vice President Retail Banking & Residential Lending	Thirty-Five Percent (35%)
Gerard F. Nadeau Executive Vice President Commercial Lending	Thirty-Five Percent (35%)
Edward H. Seksay General Counsel	Thirty Percent (30%)
Denis K. Sheahan Chief Financial Officer	Thirty-Five Percent (35%)

A Target Award is then multiplied by the combined Bank and Peer Performance Adjustment Factors, a result derived from adding together the Bank Performance Adjustment Factor and the Peer Performance Adjustment Factor as described below.

The Bank Performance Adjustment Factor is determined within a specified range by the Company’s performance with respect to Operating Earnings Per Share, defined as net income as reflected on the Company’s audited consolidated statement of income adjusted upwards or downwards as determined by the Compensation Committee for the after-tax effect of material non-recurring items. The range of the Bank Performance Adjustment Factor is as follows:

	Threshold	Target	Maximum
CEO Range for Bank Performance Adjustment Factor	Negative Fifty Percent (-50%)	One Hundred Percent (100%)	One Hundred and Fifty Percent (150%)

Range of Bank Performance Adjustment Factor for other Executive Officers	Negative Fifty Percent (-50%)	One Hundred Percent (100%)	One Hundred Twenty Five Percent (125%)

The Peer Performance Adjustment Factor is determined by the Company’s performance compared to peer results reported in the Bank Holding Company Performance Report prepared by the Federal Reserve Board (or by such other information which the Compensation Committee determines to be appropriate) with respect to Return on Assets, Return on Equity, Charge-Offs, and Non-Performing Assets, with peer banks defined as publicly-traded banks in New England and Mid-Atlantic (excluding banks primarily located n New York City) with an asset size between one-half and twice that of Rockland Trust, with strong commercial balance sheets and no significant ownership concentrations. The Peer Performance Adjustment Factor is determined by averaging adjustment factors for the Company’s performance with respect to Return on Assets, Return on Equity, Charge-Offs, and Non-Performing Assets compared to peer within the following ranges:

Company’s Percentile Performance To Peer	Adjustment for Return On Assets Peer Comparison	Adjustment for Return on Equity Peer Comparison	Adjustment for Charge- Off Peer Comparison	Adjustment for Non- Performing Asset Peer Comparison
76 - 100	12.50%	12.50%	-50.00%	-50.00%
56 - 75	6.25%	6.25%	-6.25%	-6.25%
46 - 55	0.00%	0.00%	0.00%	0.00%
26 - 45	-6.25%	-6.25%	6.25%	6.25%
0 - 25	-50.00%	-50.00%	12.50%	12.50%

The Individual Performance Adjustment Factor is not applicable to the CEO. For Executive Officers other than the CEO, the Individual Performance Adjustment Factor will be within a possible range from zero (0.0) to one and four-tenths (1.40) based upon an evaluation of the Executive Officer’s individual performance.

The Board’s determinations under the Executive Incentive Plan need not be uniform and may be made selectively among persons who receive, or who are eligible to receive, a cash award. Notwithstanding any other provision of the Executive Incentive Plan to the contrary, the Board reserves the right, in its sole and absolute discretion, to: make adjustments to the Bank Performance Adjustment Factor within the defined parameters based upon one-time, non-recurring, or extraordinary events or any other reason that the Board deems appropriate; adjust any awards by considering factors such as regulatory compliance and credit quality; increase the award for the CEO up to a maximum of 1.20 times the amount that would be called for by the product of the CEO’s Target Award multiplied by the Bank Performance Adjustment Factor; and, to reduce, including a reduction to zero, any cash award otherwise payable.

ITEM 8.01 OTHER EVENTS

As previously disclosed, the Board of Directors of the Company and Rockland Trust appointed Director Donna L. Abelli Chairman of the Board of Directors of both the Company and Rockland Trust effective as of Friday, March 30, 2012. Ms. Abelli served as Chairman of the Audit Committee at the time of her appointment as Chairman of the Board.

On April 12, 2012 Ms. Abelli, in order to focus on her new responsibilities as Chairman of the Board, resigned as Audit Committee Chairman and the Board of Directors of the Company and Rockland Trust voted to reconstitute and appoint Directors to the Audit Committees, as follows:

Audit Committee:

Eileen C. Miskell, CPA, Chairman

Robert D. Sullivan, Vice-Chair

Daniel F. O’Brien, CPA

Carl Ribeiro

The Board has determined that all members of the Audit Committee are, under applicable law and regulatory guidelines, “independent” Directors and otherwise eligible to serve and that Ms. Miskell and Mr. O’Brien each qualify as an “audit committee financial expert.”

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

INDEPENDENT BANK CORP.

Date: April 18, 2012	BY:	/s/ Edward H. Seksay

EDWARD H. SEKSAY
GENERAL COUNSEL